UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

Item 1.01. Entry into a Material Definitive Agreement.

Effective November 1, 2006, D.R. Horton, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Company’s $2.15 billion Revolving Credit Agreement (the “Credit Facility” and together with the First Amendment, the “Amended Credit Facility”) dated December 16, 2005. The First Amendment was entered into by and among the Company, the lenders, guarantors, administrative agent and others listed therein, with Wachovia Bank, National Association serving as Administrative Agent. The effect of the First Amendment was to increase the total revolving credit commitment from $2.15 billion to $2.5 billion and to extend the maturity date from December 16, 2010 to December 16, 2011 with respect to $2.46 billion of the total credit commitment. Interest rates on outstanding borrowings are determined by reference to LIBOR, with margins determined based on changes in the Company’s leverage ratio and credit ratings or as further set forth in the Amended Credit Facility. Amounts borrowed under the Amended Credit Facility are guaranteed by substantially all of the Company’s wholly-owned homebuilding subsidiaries, other than its financial services subsidiaries (which include mortgage, title and insurance subsidiaries). The First Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein.

Item 1.01. Entry into a Material Definitive Agreement.

The Company previously announced the resignation of Thomas F. Noon, Chief Operating Officer – Western U.S. Operations, effective as of October 20, 2006 in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006. In connection with Mr. Noon’s resignation, the Company and Mr. Noon entered into an agreement regarding his resignation dated November 3, 2006 (the “Agreement”). Pursuant to the terms of the Agreement, the Company agreed to pay Mr. Noon a lump sum payment of $52,115. Mr. Noon will also receive payment for earned and unpaid salary and vacation through the date of his resignation and earned and unpaid bonus through September 30, 2006 and will continue to be paid salary, at an annual rate of $175,000, and health benefits for a period of 60 days following his resignation. The Agreement will be filed as an exhibit to the Form 10-Q of D.R. Horton, Inc. for the quarter ended December 31, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03. The First Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit:

10.1	First Amendment to Revolving Credit Agreement, dated November 1, 2006 among D.R. Horton, Inc. and Wachovia Bank, National Association, as Administrative Agent, and the Lenders named in the Revolving Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006

D. R. Horton, Inc.

By:	/s/ Samuel R. Fuller
Samuel R. Fuller
Senior Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Revolving Credit Agreement, dated November 1, 2006 among D.R. Horton, Inc. and Wachovia Bank, National Association, as Administrative Agent.